EXHIBIT 10.5(m)

STATE OF NEW MEXICO

DONA ANA COUNTY


               LEASE OF REAL PROPERTY; IMPROVEMENTS; OTHER ASSETS;
                     AND MISCELLANEOUS RESPECTIVE AGREEMENTS

                   PREAMBLE, PARTIES, PREMISES AND RECITAL OF
                              RESPECTIVE AGREEMENTS

         The respective agreements entered into herein are by and between BACCHUS INDUSTRIES, INC. (BII); and REFRIGERATION TECHNOLOGY, INC., a newly formed Delaware corporation (RTI); in each entities' respective capacities, as hereinafter set forth, for the lease of real property; improvements; other assets and miscellaneous respective agreements.

                                     PURPOSE

         The purpose of the respective agreements contained herein are for a lease of real property, improvements, equipment, molds, information and other assets as related to sales; and the respective rights and obligations between BII and RTI for the manufacturing and production, sales and all other related rights, liabilities and obligations of the respective entities.

LEASE AGREEMENT

         LEASE

         This lease is made and entered into by and between BII, Lessor, and RTI, Lessee.

         In consideration of the mutual covenants and agreements set forth in this lease, and other good and valuable consideration, Lessor demises and leases to Lessee, and Lessee leases from Lessor, the premises situated on 301 Antone Street in the city of Sunland Park, Dona Ana County, New Mexico and more particularly described in Exhibit A attained to this lease. The premises are referred to in this lease as "the premises" or the "leased premises."
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                                 ARTICLE I. TERM

                                  TERM OF LEASE

1.01. The Term of this lease shall be for three (3) years, commencing on March 1, 1997, and ending on March 1, 2000, unless sooner terminated as provided in this lease. Provided however, that BII or RTI, will each have the sole discretionary right, respectively to terminate this Lease with 120 days notice, as provided herein, to the other party.

                             OPTION TO EXTEND TERMS

1.02. Lessee has the right to extend this agreement for five (5) years at its option.


                                   ARTICLE II

                                   FIXED RENT

2.01. Lessee agrees to pay to Lessor the sum of $6,500.00 per month on or before the 5th of each month until the full term of the lease has expired.

                    TAXES AND ASSESSMENTS AS ADDITIONAL RENT

2.02. In addition to the fixed rent specified in section 2.01, Lessee shall pay the full amount of all real property taxes, special assessments and governmental charges of every character imposed upon the leased premises during the term of this lease, including any special assessments imposed on, or against, the premises for the construction or improvements of public works. This additional rent shall be payable directly to the entity prior to the entity imposing the tax, assessment, or charge at least thirty days (30) prior to the date on which the payment is due. Lessee shall provide Lessor with a receipt or other evidence of payment for each such tax, assessment, or charge paid within a reasonable time after receipt or other evidence is available to Lessee.

                          ARTICLE III. USE OF PREMISES

                                  PERMITTED USE

3.01. Lessee may use the premises for offices and to operate and conduct heat exchanger and an air conditioning manufacturing and warehousing. Lessee may not use the premises for any other purpose without the written consent of the Lessor. Such consent shall not be unreasonably withheld.

                        Waste, Nuisance, or Illegal Uses

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3.02.  Lessee  shall not use,  or permit the use of, the  premises in any manner than results in waste of the premises or constitutes a nuisance or violates any statute, ordinance, rule, or regulation applicable to the premises or for any illegal purpose.

                       ARTICLE 4. REPAIRS AND MAINTENANCE

                        REPAIRS AND MAINTENANCE BY LESSEE

4.01. Lessee shall, throughout the term of this lease and any extensions of that term, at its own expenses and right, maintain the order and condition, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in such condition. All maintenance, repairs, and replacements required by this section must be performed promptly when required.

                    ARTICLE 5. UTILITIES AND GARBAGE REMOVAL

                                 UTILITY CHARGES

5.01. Lessee shall pay all utility charges for water, electricity, heat, gas, and telephone service used in and about the leased premised during the term of the lease, all such charges to be paid by the Lessee directly to the utility company or municipality furnishing the same, before the same shall become delinquent.

                                 GARBAGE REMOVAL

5.02. Lessee shall pay for the removal of all its garbage and rubbish from the leased premises during the term of the lease.

               ARTICLE 6. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

                                CONSENT OF LABOR

6.01. Lessee shall not make any alterations, additions, or improvements to the leased premises without prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor.

                               PROPERTY OF LESSOR

6.02. All alterations, additions, or improvements made by Lessee shall become property of Lessor at the termination of this lease. Lessor may, however, require that Lessee remove any or all alterations, additions, or improvements installed or made by the Lessee, and any other property placed on the property by Lessee, upon termination of the Lease. In the event that Lessor requires Lessee to remove such alterations, additions, or improvements, Lessee shall repair any damage to the premises caused by such removal.

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                       ARTICLE 7. TRADE FIXTURES AND SIGNS

                                 TRADE FIXTURES

7.01. Lessee has the right at all times to erect or install shelves, bins, machinery, or other trade fixtures, in, on or about the leased premises, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such fixtures. Lessee has the right to remove all trade fixtures at the termination of this lease, provided Lessee is not in default under the terms of the and that the fixtures can be removed without structural damage to the building.

                           ARTICLE 8. MECHANIC'S LIEN

8.01. Lessee will not permit any mechanic's lien or liens to be placed upon the leased premises or improvements on the premises.

                       ARTICLE 9. INSURANCE AND INDEMNITY

                               PROPERTY INSURANCE

9.01. Lessee shall, at its own expense, during the term of the lease, keep all buildings and improvements on the leased premises insured against loss or damage by fire with extended coverage, to include direct loss by windstorm, hail, explosion, riot, or riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in the aggregate amounts of not less than the full fair insurable value of the buildings and improvements. Such policy or policies of insurance shall name both Lessor and Lessee as named insured. The policy shall provide that any proceeds for loss or damage to buildings or to improvements shall be payable solely to Lessor, which such Lessor shall use for repair and restoration purposes.

         Lessee shall procure tenant insurance to cover all of the contents of the building and premises, against loss by fire, theft and all other extended coverage.

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                               LIABILITY INSURANCE

9.02. Lessee, at its own expense, shall provide and maintain in force during the term of this lease, liability insurance in the amount of $1,000,000, covering Lessor/Lessee, for any liability for property damage or personal injury arising as a result of Lessee's occupation or Lessor's ownership of the leased premises. This insurance is to be carried by one or more insurance companies authorized to transact business in the state of New Mexico and approved by Lessor.

                     REMEDY FOR FAILURE TO PROVIDE INSURANCE

9.03. Lessor/Lessee shall furnish Lessor/Lessee with certificates of all respective insurance requires by this article.

                              HOLD-HARMLESS CLAUSE

9.04. Lessee agrees to indemnify and hold Lessor harmless against any and all claims, demands, costs, and expenses, including reasonable attorney's fees for the defense of such claims and demands arising from the conduct or management of Lessee's business on the lease premises, or its use of the leased premises or from any breach on the part of Lessee of any conditions of this Lease, or from any negligence of Lessee, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the lease premises. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessee upon notice from Lessor agrees to defend the action or proceeding by counsel acceptable to Lessor.

                       ARTICLE 10. ASSIGNMENT AND SUBLEASE

                       ASSIGNMENT AND SUBLETTING BY LESSEE

10.01. Lessee may not sublet, assign, encumber, or otherwise transfer this lease, or any right or interest in this lease or in the leased premises or the improvements on the leased premises, without written consent of Lessor. If Lessee sublets, assigns, encumbers or otherwise transfers its rights or interest in this lease or in the leased premises or the improvements on the leased premises without the written consent of Lessor, Lessor may, at its option, declare this lease terminated. In the event Lessor consents in writing to an assignment, sublease, or transfer of all or any of the Lessee's rights under this lease, the assignee or sublessee must assume all of the Lessee's obligations under the lease, and Lessee shall remain liable for every obligation under the lease. Lessor's consent under this section will not be arbitrarily or unreasonably withheld.

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                              ASSIGNMENT OF LESSOR

10.02. Lessor may assign or transfer any or all of its interests under the terms of this lease.

                            ARTICLE 11. MISCELLANEOUS

                              NOTICES AND ADDRESSES

11.01. All notices required under this lease must be given by certified or registered mail, addressed to the proper party, at the following addresses:

                         BII, Lessor
                         P.O. Box 465
                         Sunland Park, New Mexico 88063

                         RTI, lessee
                         P.O. Box 3048
                         Sunland Park, New Mexico 88063

Each party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section.

                                  PARTIES BOUND

11.02. This agreement shall be binding upon, and inure to the benefit of, the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

                             NEW MEXICO LAW TO APPLY

11.03. This agreement shall be construed under, and in accordance with, the laws of the State of New Mexico, and all obligations of the parties created by this lease are performable in Dona Ana County, New Mexico.

                               LEGAL CONSTRUCTION

11.04. In case any one or more of the provisions contained in this lease agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or enforceability in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this agreement, and this agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been included in this agreement.

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                           PRIOR AGREEMENTS SUPERSEDED

11.05. This agreement constitutes the sole and only agreement of the parties to this agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this agreement.

                                    AMENDMENT

11.06. No amendment, modification, or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

                         RIGHTS AND REMEDIES CUMULATIVE

11.07. The rights and remedies provided by this lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive that party's right to use any or all other remedies. The rights and remedies provided in this lease are in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                            ATTORNEY'S FEES AND COSTS

11.08. If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                  FORCE MAJEURE

11.09. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonable within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

                                 TIME OF ESSENCE

11.10.   Time is of the essence of this agreement.


12.01. In the event of foreclosure directly or indirectly by the U.S. Small Business Administration (SBA) on BII, RTI has the right to break the lease at its option without penalty. RTI must give SBA 60 days written notice and vacate premises accordingly.

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         The  undersigned  Lessor and Lessee execute this agreement on MARCH 13,
1997, at Sunland Park, Dona County, New Mexico.

                                    BII, Lessor


                                    By: /s/ Rick Bacchus
                                       -----------------------------
                                            Rick Bacchus
                                            P.O. Box 465
                                            Sunland Park, New Mexico 88063

                                    RTI, lessee


                                    By: /s/ Ron Campbell
                                       -----------------------------
                                            Ron Campbell
                                            P.O. Box 3048
                                            Sunland Park, New Mexico 88063


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